Exhibit 99.1

ATSG Reports Fourth Quarter 2024 Results

Continues Strong Cash Flow

WILMINGTON, OH, March 3, 2025 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2024. Those results, as compared with the same period in 2023, were as follows:

Fourth Quarter Results

•	Revenues of $517 million, consistent with $517 million in prior year period
•	GAAP Earnings per Share (diluted) from Continuing Operations of $0.21, versus a Loss per Share of ($0.24)
•	GAAP Pretax Earnings from Continuing Operations of $24.3 million, versus a Pretax Loss of ($15.6) million
•	Adjusted Pretax* Earnings of $39.8 million, versus $19.8 million
•	Adjusted EPS* of $0.40, versus $0.18
•	Adjusted EBITDA* of $162.2 million, versus $129.9 million
•	Free Cash Flow* was $34.7 million, versus negative ($65.5) million

Full Year 2024 Results

•	Revenues of $2.0 billion, versus $2.1 billion
•	GAAP Earnings per Share (diluted) from Continuing Operations of $0.40, versus $0.82 per share
•	GAAP Pretax Earnings from Continuing Operations of $42.3 million, versus $84.2 million
•	Adjusted Pretax* Earnings of $83.0 million, versus $146.7 million
•	Adjusted EPS* of $0.87, versus $1.46
•	Adjusted EBITDA* of $549.4 million, versus $561.6 million
•	Free Cash Flow* was $228.1 million, versus negative ($111.8) million

As previously announced, on November 3, 2024, ATSG entered into a definitive agreement to be acquired by Stonepeak, a leading alternative investment firm specializing in infrastructure and real assets. In light of the pending transaction, ATSG will not hold an earnings conference call or provide forward-looking guidance this quarter. The company is working to complete the transaction in the first half of 2025 and continues to make progress toward completing all conditions to closing.  On February 10, 2025, ATSG received stockholder approval to be acquired by Stonepeak.  At this time, ATSG is working to obtain approval from the U.S. Department of Transportation.

Mike Berger, chief executive officer of ATSG, said, "I’m proud of the entire ATSG team for their focus and dedication as we delivered strong fourth quarter results, as well as safe and reliable service. We saw continued momentum in our CAM leasing business, placing our ninth converted 767-300 freighter this year with an external customer in November. In ACMI Services, we saw improved profitability in the quarter, operating all ten of the additional aircraft recently provided by Amazon with sequential quarter improvements in both passenger and freighter hours flown. We once again generated significant free cash flow, with a total of $228 million for the year. We remain excited about our future with Stonepeak, and we are on track for closing in the first half of this year. We are enthusiastic about the opportunities we see ahead of us in 2025, including the delivery of our first four converted A330 freighters."

2024 Operating Highlights

•	CAM added nine Boeing 767-300 freighter aircraft and placed all nine of these aircraft with external customers under long-term leases.
•	Eleven more customer-provided 767-300 freighters were subleased to and operated by an ATSG cargo airline during 2024, for a total of 27 such aircraft in the fleet at the end of the year.

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Free Cash Flow, and Adjusted Free Cash Flow are non-GAAP financial measures used in this release, which are defined and reconciled to the most directly comparable financial measures calculated and presented in accordance with GAAP at the end of this release.

Segment Results

Cargo Aircraft Management (CAM)

•	Aircraft leasing and related revenues decreased 12% for the fourth quarter and 6% for the year. While revenue benefited from nine additional 767-300 freighter leases since the end of December 2023, these lease revenues were more than offset by the scheduled return of nine 767-200 and four 767-300 aircraft and lower lease-related maintenance revenue over that same period.
•	CAM’s fourth quarter pretax earnings decreased $9 million, or 44%, to $12 million versus $21 million for the prior-year quarter, and decreased by $51 million, or 46% to $59 million for the full year. Segment depreciation expense increased by $34 million and interest expense by $12 million versus the prior year.
•	At the end of the fourth quarter, 91 CAM-owned aircraft were leased to external customers, one more than a year ago. During 2024, five 767-200 freighters were removed from service. Six 767-200s and three 767-300s were sold during the year.
•	Fourteen CAM-owned aircraft were in or awaiting conversion to freighters at the end of the fourth quarter, nine fewer than at the end of the prior-year quarter. This included seven 767s, one A321, and six A330s.

ACMI Services

•	Pretax earnings were $26 million in the fourth quarter, versus a pretax loss of $2 million in the fourth quarter of 2023. Fourth quarter results benefited from eleven customer-provided Boeing 767-300 aircraft that were added to our flight operations, as well as revenue rate increases since the prior year. Full year pretax earnings were $1 million in 2024, versus $32 million in 2023, down due to reduced flying in both our customers’ delivery networks and passenger operations, as well as increased costs for depreciation and amortization, employee compensation and customer incentives compared to 2023.
•	Revenue block hours for ATSG's airlines increased 1% for the fourth quarter but declined 6% for 2024 over 2023. Cargo block hours increased 3% for the fourth quarter, driven by the eleven incremental customer-provided aircraft, but declined 5% for the year when compared to 2023. Passenger block hours decreased 9% in the quarter and 14% for the year compared to 2023.

Non-GAAP Financial Measures

This release, including the attached tables, contains financial measures that are calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States, and financial measures that are not calculated and presented in accordance with GAAP ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.  The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP reconciliation tables included later in this release.

About ATSG

Air Transport Services Group (ATSG) is a premier provider of aircraft leasing and cargo and passenger air transportation solutions for both domestic and international air carriers, as well as companies seeking outsourced airlift services. ATSG is the global leader in freighter aircraft leasing with a fleet that includes Boeing 767, Airbus A321, and soon, Airbus A330 converted freighters. ATSG's unique Lease+Plus aircraft leasing opportunity draws upon a diverse portfolio of subsidiaries including three airlines holding separate and distinct U.S. FAA Part 121 Air Carrier certificates to provide air cargo lift, and passenger ACMI and charter services. Complementary services from ATSG's other subsidiaries allow the integration of aircraft maintenance, airport ground services, and material handling equipment engineering and service. ATSG subsidiaries comprise ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; LGSTX Services, Inc.; and Omni Air International, LLC. For further details, please visit www.atsginc.com.

Cautionary Note Regarding Forward-Looking Statements

Throughout this release, Air Transport Services Group, Inc. (“ATSG") makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve inherent risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and aircraft in service, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of ATSG’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. While ATSG believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, ATSG’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements. A number of important factors could cause ATSG's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) changes in the market demand for ATSG's assets and services, including the loss of customers or a reduction in the level of services it performs for customers; (ii) its operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which it is able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of its aircraft deployments to customers; (vi) ATSG's ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints, which may be more severe or persist longer than it currently expects; (viii) the impact of the current competitive labor market; (ix) changes in general economic and/or industry-specific conditions, including inflation and regulatory changes; and (x) the impact of geopolitical tensions or conflicts and human health crises, and other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements, which are discussed in Item 1A of ATSG's 2024 Form 10-K and may be contained from time to time in its other filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K.

On November 3, 2024, ATSG entered into an Agreement and Plan of Merger with Stonepeak Nile Parent LLC and Stonepeak Nile MergerCo Inc. (the “Merger”). Statements regarding the Merger, including the expected time period to consummate the Merger, the anticipated benefits (including synergies) of the Merger and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends, are also provided under the “safe harbor” protection in the Act. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the risk that the anticipated tax treatment of the transactions contemplated by the Agreement and Plan of Merger (the “Transaction”) is not obtained; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of ATSG’s common stock; the risk that the Merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of ATSG to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the impact of litigation relating to the Transaction instituted against ATSG and its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Merger which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and ATSG’s ability to access short- and long-term debt markets on a timely and affordable basis; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of ATSG’s control.

Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based only on information, plans and estimates as of the date of this release.  New risks and uncertainties arise from time to time, and factors that ATSG currently deems immaterial may become material, and it is impossible for ATSG to predict these events or how they may affect it. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. ATSG does not endorse any projections regarding future performance that may be made by third parties.

Contact:

Quint Turner, ATSG Inc. Chief Financial Officer

937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
REVENUES	$516,791	$517,040	$1,961,971	$2,070,611

OPERATING EXPENSES
Salaries, wages and benefits	179,436	173,657	685,099	685,940
Depreciation and amortization	103,363	89,314	384,617	342,985
Maintenance, materials and repairs	51,719	63,929	194,902	212,767
Fuel	47,089	65,482	228,518	278,528
Contracted ground and aviation services	20,675	18,450	76,469	74,273
Travel	30,601	31,586	123,860	128,584
Landing and ramp	4,009	4,347	16,276	17,486
Rent	7,926	7,506	31,157	31,703
Insurance	3,094	1,503	11,508	9,790
Merger transaction fees	8,284	—	8,284	—
Other operating expenses	18,798	24,628	73,478	88,723
	474,994	480,402	1,834,168	1,870,779
OPERATING INCOME	41,797	36,638	127,803	199,832
OTHER INCOME (EXPENSE)
Interest income	150	181	959	766
Settlement charges and non-service component of retiree benefit costs	(1,085)	(27,363)	(4,341)	(37,017)
Debt issuance costs	—	—	—	(936)
Net gain (loss) on financial instruments	2,662	(3,754)	2,796	(962)
Gain (loss) from non-consolidated affiliate	31	(342)	(2,171)	(4,740)
Interest expense	(19,211)	(20,951)	(82,705)	(72,704)
	(17,453)	(52,229)	(85,462)	(115,593)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24,344	(15,591)	42,341	84,239
INCOME TAX (EXPENSE) BENEFIT	(9,630)	4	(14,907)	(24,491)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	14,714	(15,587)	27,434	59,748
EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	579	—	579
NET EARNINGS (LOSS)	$14,714	$(15,008)	$27,434	$60,327

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$0.23	$(0.24)	$0.42	$0.87
Diluted	$0.21	$(0.24)	$0.40	$0.82

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	65,067	64,876	65,026	68,641
Diluted	66,828	64,876	67,309	75,561

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$60,576	$53,555
Accounts receivable, net of allowance of $1,245 and $1,065 in 2024 and 2023	208,269	215,581
Inventory	49,867	49,939
Prepaid supplies and other	32,870	26,626
TOTAL CURRENT ASSETS	351,582	345,701

Property and equipment, net	2,752,305	2,820,769
Customer incentive	125,704	60,961
Goodwill and acquired intangibles	467,324	482,427
Operating lease assets	53,728	54,060
Other assets	143,068	118,172
TOTAL ASSETS	$3,893,711	$3,882,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$236,939	$227,652
Accrued salaries, wages and benefits	63,086	56,650
Accrued expenses	9,980	10,784
Current portion of debt obligations	661	54,710
Current portion of lease obligations	18,553	20,167
Unearned revenue	30,001	30,226
TOTAL CURRENT LIABILITIES	359,220	400,189
Long term debt	1,548,080	1,707,572
Stock warrant obligations	17,752	1,729
Post-retirement obligations	17,397	19,368
Long term lease obligations	35,322	34,990
Other liabilities	135,135	64,292
Deferred income taxes	296,793	285,248

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,888,047 and 65,240,961 shares issued and outstanding in 2024 and 2023, respectively	659	652
Additional paid-in capital	915,990	836,270
Retained earnings	616,643	589,209
Accumulated other comprehensive loss	(49,280)	(57,429)
TOTAL STOCKHOLDERS’ EQUITY	1,484,012	1,368,702
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,893,711	$3,882,090

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

OPERATING CASH FLOWS	$133,739	$127,988	$532,815	$654,081

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(73,033)	(151,103)	(218,060)	(573,976)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(36,970)	(61,004)	(112,946)	(219,471)
Proceeds from property and equipment	11,563	18,602	46,746	29,118
Acquisitions and investments in businesses	(600)	—	(20,445)	(1,600)
TOTAL INVESTING CASH FLOWS	(99,040)	(193,505)	(304,705)	(765,929)

FINANCING ACTIVITIES:
Principal payments on secured debt	(169,367)	(45,105)	(795,866)	(225,639)
Proceeds from revolver borrowings	155,043	115,000	580,000	335,000
Proceeds from convertible note issuance	—	—	—	400,000
Payments for financing costs	—	—	—	(10,779)
Repurchase of convertible notes	—	—	—	(203,247)
Purchase of common stock	—	—	—	(155,349)
Taxes paid for conversion of employee awards	(4,672)	(1,408)	(5,223)	(2,986)
Other financing related proceeds	—	—	—	1,269
TOTAL FINANCING CASH FLOWS	(18,996)	68,487	(221,089)	138,269

NET INCREASE (DECREASE) IN CASH	$15,703	$2,970	$7,021	$26,421

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$44,873	$50,585	$53,555	$27,134
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$60,576	$53,555	$60,576	$53,555

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
CAM
Aircraft leasing and related revenues	$114,657	$130,987	$446,433	$476,487
Customer incentive	(3,097)	(3,096)	(12,386)	(15,449)
Total CAM	111,560	127,891	434,047	461,038
ACMI Services
ACMI services revenue	377,761	335,018	1,372,322	1,403,004
Customer incentive	(5,694)	(816)	(16,280)	(3,240)
Total ACMI Services	372,067	334,202	1,356,042	1,399,764
Other Activities	90,982	112,288	390,662	446,506
Total Revenues	574,609	574,381	2,180,751	2,307,308
Eliminate internal revenues	(57,818)	(57,341)	(218,780)	(236,697)
Customer Revenues	$516,791	$517,040	$1,961,971	$2,070,611

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	11,609	20,889	58,544	109,415
ACMI Services, inclusive of interest expense	25,720	(2,051)	747	32,006
Other Activities	(5,746)	(2,552)	(2,052)	(11,165)
Net, unallocated interest expense	(563)	(418)	(2,898)	(2,362)
Settlement and non-service components of retiree benefit costs	(1,085)	(27,363)	(4,341)	(37,017)
Debt issuance costs	—	—	—	(936)
Transaction fees	(8,284)	—	(8,284)	—
Net gain (loss) on financial instruments	2,662	(3,754)	2,796	(962)
Gain (loss) from non-consolidated affiliates	31	(342)	(2,171)	(4,740)
Earnings (loss) from Continuing Operations before Income Taxes (GAAP)	$24,344	$(15,591)	$42,341	$84,239

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	8,791	3,912	28,666	18,689
Add (gain) loss from non-consolidated affiliates	(31)	342	2,171	4,740
Less debt issuance costs	—	—	—	936
Less net (gain) loss on financial instruments	(2,662)	3,754	(2,796)	962
Less settlement and non-service components of retiree benefit costs	1,085	27,363	4,341	37,017
Add transaction fees	8,284	—	8,284	—
Add net charges for hangar foam incident	—	26	—	97
Adjusted Pretax Earnings (non-GAAP)	$39,811	$19,806	$83,007	$146,680

Adjusted Pretax Earnings (non-GAAP) excludes certain items included in GAAP-based Pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods, or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Earnings (Loss) from Continuing Operations Before Income Taxes	$24,344	$(15,591)	$42,341	$84,239
Interest Income	(150)	(181)	(959)	(766)
Interest Expense	19,211	20,951	82,705	72,704
Depreciation and Amortization	103,363	89,314	384,617	342,985
EBITDA from Continuing Operations (non-GAAP)	$146,768	$94,493	$508,704	$499,162
Add customer incentive amortization	8,791	3,912	28,666	18,689
Add start-up loss from non-consolidated affiliates	(31)	342	2,171	4,740
Less debt issuance cost	—	—	—	936
Less net loss (gain) on financial instruments	(2,662)	3,754	(2,796)	962
Less settlement and non-service components of retiree benefit costs	1,085	27,363	4,341	37,017
Add transaction fees	8,284	—	8,284	—
Add net charges for hangar foam fire suppression system discharge	—	26	—	97

Adjusted EBITDA (non-GAAP)	$162,235	$129,890	$549,370	$561,603

Management uses Adjusted EBITDA (non-GAAP, defined below) to assess the performance of the Company's operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans and transaction fees stemming from the pending merger because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations (defined below), as a subtotal toward calculating Adjusted EBITDA.

EBITDA from Continuing Operations (non-GAAP) is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs, amortization of warrant-based customer incentive costs recorded in revenue, charge off of debt issuance costs upon refinancing, costs from non-consolidated affiliates, transaction fees related to the definitive agreement to be acquired by Stonepeak and charges related to the discharge of a foam fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CASH FLOWS

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

NET CASH FLOWS FROM OPERATING ACTIVITIES (GAAP)	$133,739	$127,988	$532,815	$654,081
Sustaining capital expenditures	(36,970)	(61,004)	(112,946)	(219,471)
ADJUSTED FREE CASH FLOW (non-GAAP)	$96,769	$66,984	$419,869	$434,610
Aircraft acquisitions and freighter conversions	(73,033)	(151,103)	(218,060)	(573,976)
Proceeds from property and equipment	11,563	18,602	46,746	29,118
Acquisitions and investments in businesses	(600)	—	(20,445)	(1,600)
FREE CASH FLOW (non-GAAP)	$34,699	$(65,517)	$228,110	$(111,848)

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operating activities net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Free Cash Flow (non-GAAP) is net cash from operating activities reduced for net cash flows from investing activities.  Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, stock buybacks or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP financial measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Year Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$14,714		$(15,587)		$27,434		$59,748
Gain from warrant revaluation, net tax[1]	(695)		(68)		(684)		(174)
Convertible notes interest charges, net of tax [2]	17		—		492		2,160
Earnings (loss) from Continuing Operations - diluted (GAAP)	14,036	0.21	(15,655)	$(0.24)	27,242	$0.40	61,734	$0.82
Adjustments, net of tax
Convertible notes interest charges, net of tax [2]	—	—	161	—	—	—	—	—
Customer incentive [3]	6,660	0.10	3,038	0.05	21,746	0.32	14,539	0.19
Settlement and non-service component of retiree benefits[4]	822	0.01	21,250	0.33	3,297	0.05	28,761	0.38
Derivative and warrant revaluation[5]	(1,321)	(0.02)	2,984	0.04	(1,452)	(0.02)	1,657	0.02
(Gain) Loss from affiliates[6]	(23)	—	266	—	1,645	0.03	3,683	0.05
Transaction fees[7]	6,276	0.10	—	—	6,276	0.09	—	—
Hangar foam incident[8]	—	—	20	—	—	—	75	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$26,450	$0.40	$12,064	$0.18	$58,754	$0.87	$110,449	$1.46

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted 1	66,828		64,876		67,309		75,561
Additional shares - warrant and stock-based compensation [1]	—		481		—		—
Additional shares - convertible notes [2]	—		1,700		—		—
Adjusted Shares (non-GAAP)	66,828		67,057		67,309		75,561

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings (Loss) from Continuing Operations, Weighted Average Shares - diluted or Earnings (Loss) Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

1.

Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For each quarter, shares assume that Amazon net settled its remaining warrants that were above the strike price. Each year reflects an average of the quarterly shares.

2.

Under U.S. GAAP, certain types of convertible debt are treated under the "if-convert method" if dilutive for EPS. Stock-based compensation awards are treated under the "treasury stock method" if dilutive for EPS. The non-GAAP presentation adds the dilutive effects that were excluded under GAAP.

3.	Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.	Removes the non-service component effects of employee post-retirement plans.
5.	Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
6.	Removes losses for the Company's non-consolidated affiliates.
7.	Removes transaction fees related to the definitive agreement to be acquired by Stonepeak.
8.	Removes charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

AIRCRAFT FLEET

Aircraft Types
	December 31, 2023		December 31, 2024
	Freighter	Passenger	Freighter	Passenger
Aircraft in service
B767-200 [1]	22	3	17	3
B767-300	87	8	108	10
B777-200	—	3	—	3
B757 Combi	—	4	—	4
A321-200	3	—	3	—
A330	—	—	—	—
Total Aircraft in Service	112	18	128	20

Aircraft available for lease
B767-200	1	—	—	—
B767-300	3	—	—	—
A321	—	—	5	—
Total Aircraft Available for Lease	4	—	5	—

Aircraft in Cargo Modification
B767-300	9	—	2	—
A321	6	—	1	—
A330	2	—	5	—
Feedstock
B767	5	—	5	—
A330	1	—	1	—
Total Aircraft	139	18	147	20

Aircraft in Service
	December 31,	December 31,
	2023	2024

Dry leased without CMI	42	51
Dry leased with CMI	48	40
Customer provided for CMI	16	27
ACMI/Charter[2]	24	30

1.	As Boeing 767-200 aircraft are retired from service, management plans to use the engines and related parts to support the remaining Boeing 767 fleet and part sales.
2.

ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies through December 31, 2023 and six Boeing 767 passenger aircraft leased from external companies after December 31, 2024.